Press Release
Spirit Realty Capital, Inc. Announces
First Quarter 2018 Financial and Operating Results
- Spirit's Board of Directors Formally Declared the Distribution in Connection with the Spin-off of Spirit MTA REIT -
- Announced Critical Dates for the Spin-off -
- Over 13 million shares ($103.7 million) of common stock repurchased in the first quarter of 2018 -
- New $250 million share repurchase program authorized by Spirit's Board of Directors -
Dallas, TX - May 1, 2018 - Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net lease real estate investment trust (REIT) that primarily invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the first quarter ended March 31, 2018.
FIRST QUARTER 2018 HIGHLIGHTS

•
Generated Net Income of $0.06 versus $0.03 per share, FFO of $0.24 versus $0.20 per share and AFFO of $0.21 ($0.22 per share excluding cash severance charges) versus $0.20 per share, in each case, compared to same quarter in 2017.

•	Real estate portfolio occupancy was 98.9% as of March 31, 2018.

•	Repurchased 13.2 million shares of outstanding common stock at a weighted average purchase price of $7.88 per share.

•	Spirit's corporate liquidity was $1.1 billion as of March 31, 2018, including availability under its unsecured line of credit, term loan and cash available for investment.

•	Adjusted debt to annualized adjusted EBITDAre was 6.3x as of March 31, 2018.

•	Invested $9.9 million in one property and revenue producing capital expenditures.

•	Disposed of 29 properties for $37.7 million, including four non-revenue producing properties transferred to CMBS lenders to satisfy $26.2 million in debt obligations.

•	On May 1, 2018, the Board of Directors approved the distribution of shares in Spirit MTA REIT to Spirit stockholders of record on May 18, 2018, with a scheduled distribution date of May 31, 2018.
CEO COMMENTS
“We are pleased to report another quarter of solid operational and financial results at Spirit. The improvements to our processes and systems have made our platform and real estate portfolio stronger than ever and we continue to prudently allocate capital, as demonstrated by targeted asset recycling and share repurchases, for the benefit of our stockholders - in the past 12 months, we have repurchased approximately 12% of our outstanding common stock, 57.1 million shares, at a weighted average price of $7.88 ($450.0 million),” stated Jackson Hsieh, President and Chief Executive Officer of Spirit. “As we approach the finish line with our spin-off transaction, we are very pleased with the prospects for each company and our ability to enhance stockholder value.”

FIRST QUARTER FINANCIAL RESULTS
Total revenues were $165.3 million compared to $165.4 million for the same period last year.
Net income attributable to common stockholders was $28.1 million, or $0.06 per diluted share, compared to $12.8 million, or $0.03 per diluted share, for the same period last year.
FFO per diluted share was $0.24 and $0.20 for the three months ended March 31, 2018 and 2017, respectively.
AFFO was $95.3 million (including cash severance charges of $2.1 million), compared to $98.0 million for the same period last year. AFFO per diluted share was $0.21 ($0.22 excluding cash severance charges), compared to $0.20 for the same period last year.
The Board of Directors declared a quarterly cash dividend of $0.18 per share, which equates to an annualized cash dividend of $0.72 per share. The quarterly dividend was paid on April 13, 2018 to stockholders of record as of March 30, 2018.
FIRST QUARTER PORTFOLIO HIGHLIGHTS
Spirit invested $9.9 million in one property and other revenue producing capital expenditures. The transaction, with an existing customer, has a lease term of 15.0 years and an initial weighted-average cash yield of approximately 7.99%.
The Company disposed of 29 properties for $37.7 million in gross proceeds, including the sale of 25 income producing properties for $28.2 million, with a weighted average capitalization rate of 12.28%. The remaining four properties were non-revenue producing assets that were transferred to CMBS lenders, resulting in the resolution of $26.2 million in secured debt.
Spirit funded a $35.0 million, B-1 term loan to Shopko as part of a syndicated loan and security agreement. The loan bears interest at 12.0% per annum and matures in June of 2020. The loan is secured by Shopko's assets collateralizing their $784.0 million asset-back lending facility.
As of March 31, 2018, Spirit's diversified real estate portfolio, comprised of 2,364 owned properties, was essentially fully occupied at 98.9% with a weighted average remaining lease term of 9.9 years.
BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	Adjusted Debt to Annualized Adjusted EBITDAre was 6.3x as of March 31, 2018.

•	Unencumbered Assets totaled $4.5 billion as of March 31, 2018, representing approximately 58% of Spirit's total real estate investments.

•
As of April 30, 2018, Spirit had approximately $8 million in cash and cash equivalents,$539 million of available borrowing capacity under its $800 million unsecured line of credit and $420 million of available borrowing capacity under its undrawn Term Loan facility.

•	As of April 30, 2018, Spirit had additional funds available for acquisitions of approximately $98.0 million in its 1031 Exchange and Spirit Master Trust Program release accounts.

•	As of April 30, 2018, our outstanding common share count is 426,418,536, excluding unvested restricted shares.
Definitions for non-GAAP measures can be found in the supplemental financial and operating report posted on Spirit's website along with this release. A reconciliation of FFO and AFFO to net income attributable to common stockholders is included in this document.

SHARE REPURCHASE PROGRAM
In August 2017, Spirit's Board of Directors authorized a new share repurchase program, under which the Company may repurchase up to $250.0 million of its outstanding common stock. In the first quarter, the Company repurchased 13.2 million shares of its outstanding common stock at a weighted average price of $7.88 per share.
As of April 30, 2018, the Company has fully utilized the remaining $63.9 million authorized under the share repurchase program, having purchased 8.1 million shares of its common stock at a weighted average price of $7.93 per share since March 31, 2018.
In the past 12 months, the Company has repurchased 57.1 million shares, totaling $450.0 million of its common stock at a weighted average price of $7.89 per share.
2018 GUIDANCE
For fiscal year 2018, the Company is providing guidance for Spirit as a stand-alone entity, pro-forma for the expected distribution of Spirit MTA REIT, as if the distribution had been effected as of January 1, 2018:

•	Pro-forma AFFO of $0.66 to $0.68 per share, (excluding severance charges),

•	Capital deployment of $400.0 million to $500.0 million (comprising acquisitions, revenue producing capital expenditures and stock repurchases),

•	Asset dispositions of $50.0 million to $100.0 million, and

•	Pro-forma Adjusted Debt to Adjusted EBITDAre of 5.1x to 5.4x.
The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains on debt extinguishment, impairments and other items that are outside the control of the Company.
EARNINGS WEBCAST AND CONFERENCE CALL TIME
The Company's first quarter 2018 earnings conference call is scheduled for Wednesday, May 2, 2018 at 8:30 a.m. Eastern Time. Interested parties can listen to the call via the following:

Internet:
The webcast link, as well as the dial-in information and other pertinent details relating to the earnings conference call can be located on the investor relations page of the Company's website at www.spiritrealty.com.

Phone:	(888) 349-0136 (Domestic) / (412) 542-4152 (International) / (855) 669-9657 (Canada)
No access code required.

Replay:	Available through May 16, 2018 with access code 10119363
(877) 344-7529 (Domestic) / (412) 317-0088 (International) / (855) 669-9658 (Canada)
SUPPLEMENTAL PACKAGE
A supplemental financial and operating report that contains non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY
Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our stockholders.
As of March 31, 2018, our diversified portfolio was comprised of 2,446 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 48.3 million square feet, are leased to approximately 417 tenants across 49 states and 32 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.
INVESTOR OUTREACH
The Company will soon release details regarding investor presentations related to the spin-off of Spirit MTA REIT.
INVESTOR CONTACT
Investor Relations
(972) 476-1403
InvestorRelations@spiritrealty.com
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants' financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit's proposed spin-off of almost all of the properties leased to Shopko, the assets that collateralize Master Trust 2014 and certain additional assets, and the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

SPIRIT REALTY CAPITAL, INC.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rentals	$157,612	$159,220
Interest income on loans receivable	1,827	892
Earned income from direct financing leases	465	612
Tenant reimbursement income	4,418	3,965
Other income	956	733
Total revenues	165,278	165,422
Expenses:
General and administrative	15,885	13,418
Transaction costs	3,932	—
Property costs (including reimbursable)	7,415	9,051
Real estate acquisition costs	48	153
Interest	51,065	46,623
Depreciation and amortization	62,117	64,994
Impairments	14,569	34,376
Total expenses	155,031	168,615
Income (loss) before other income/(expense) and income tax expense	10,247	(3,193)
Other income (expense):
Gain (loss) on debt extinguishment	21,328	(30)
Total other income (expense)	21,328	(30)
Income (loss) before income tax expense	31,575	(3,223)
Income tax expense	(252)	(165)
Income (loss) before (loss) gain on disposition of assets	31,323	(3,388)
(Loss) gain on disposition of assets	(605)	16,217
Net income and total comprehensive income	30,718	12,829
Dividends paid to preferred stockholders	(2,588)	—
Net income attributable to common stockholders	$28,130	$12,829

Net income per share attributable to common stockholders—basic	$0.06	$0.03
Net income per share attributable to common stockholders—diluted	$0.06	$0.03

Weighted average shares of common stock outstanding:
Basic	444,875,428	482,607,198
Diluted	445,102,225	482,609,096

SPIRIT REALTY CAPITAL, INC.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	March 31, 2018	December 31, 2017

Assets
Investments:
Real estate investments:
Land and improvements	$2,571,942	$2,588,930
Buildings and improvements	4,685,541	4,692,377
Total real estate investments	7,257,483	7,281,307
Less: accumulated depreciation	(1,113,804)	(1,075,643)
	6,143,679	6,205,664
Loans receivable, net	111,062	79,967
Intangible lease assets, net	396,596	409,903
Real estate assets under direct financing leases, net	24,847	24,865
Real estate assets held for sale, net	19,432	48,929
Net investments	6,695,616	6,769,328
Cash and cash equivalents	10,989	8,798
Deferred costs and other assets, net	241,875	231,045
Goodwill	254,340	254,340
Total assets	$7,202,820	$7,263,511
Liabilities and stockholders’ equity
Liabilities:
Revolving Credit Facility	$154,500	$112,000
Term Loan, net	—	—
Senior Unsecured Notes, net	295,431	295,321
Mortgages and notes payable, net	2,571,794	2,516,478
Convertible Notes, net	719,295	715,881
Total debt, net	3,741,020	3,639,680
Intangible lease liabilities, net	151,179	155,303
Accounts payable, accrued expenses and other liabilities	141,898	148,919
Total liabilities	4,034,097	3,943,902
Commitments and contingencies
Stockholders’ equity:
Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both March 31, 2018 and December 31, 2017	166,193	166,193
Common stock, $0.01 par value, 750,000,000 shares authorized: 436,561,654 and 448,868,269 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	4,366	4,489
Capital in excess of common stock par value	5,197,988	5,193,631
Accumulated deficit	(2,199,824)	(2,044,704)
Total stockholders’ equity	3,168,723	3,319,609
Total liabilities and stockholders’ equity	$7,202,820	$7,263,511

SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
FFO and AFFO

	Three Months Ended March 31,
	2018	2017

Net income attributable to common stockholders	$28,130	$12,829
Add/(less):
Portfolio depreciation and amortization	61,976	64,857
Portfolio impairments	14,569	34,376
Realized losses (gains) on sales of real estate	605	(16,217)
Total adjustments to net income	77,150	83,016

FFO attributable to common stockholders	$105,280	$95,845
Add/(less):
(Gain) loss on debt extinguishment	(21,328)	30
Real estate acquisition costs	48	153
Transaction costs	3,932	—
Non-cash interest expense	7,541	5,461
Accrued interest and fees on defaulted loans	556	674
Straight-line rent, net of related bad debt expense	(4,457)	(5,445)
Other amortization and non-cash charges	(605)	(945)
Non-cash compensation expense (1)	4,366	2,246
Total adjustments to FFO	(9,947)	2,174

AFFO attributable to common stockholders	$95,333	$98,019

Dividends declared to common stockholders	$78,581	$87,122
Dividends declared as a percent of AFFO	82%	89%
Net income per share of common stock
Basic (2)	$0.06	$0.03
Diluted (2)	$0.06	$0.03
FFO per diluted share of common stock (2)	$0.24	$0.20
AFFO per diluted share of common stock (2)	$0.21	$0.20
AFFO per diluted share of common stock, excluding several charges (1)	$0.22	$0.20
Weighted average shares of common stock outstanding:
Basic	444,875,428	482,607,198
Diluted	445,102,225	482,609,096
(1) Included in G&A balances for the three months ended March 31, 2018 is $3.9 million of severance-related costs, comprised of $2.1 million of cash compensation and $1.8 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of two executive officers.
(2) For the three months ended March 31, 2018 and 2017, dividends paid to unvested restricted stockholders of $0.4 million and $0.2 million, respectively, are deducted from net income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.